Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 333-197444) pertaining to the Rexnord LLC 401(k) Plan of our reports dated May 12, 2020, with respect to the consolidated financial statements and schedule of Rexnord Corporation and the effectiveness of internal control over financial reporting of Rexnord Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
May 12, 2020